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                                   EXHIBIT 11

                                  VERSAR, INC.
                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
                     (In thousands, except per share data)

                                                                               Years Ended June 30,
                                                             ----------------------------------------------------------
                                                                    1996                  1995               1994
                                                             ----------------      --------------      ----------------

NET EARNINGS
     Continuing Operations  . . . . . . . . . . . . . . .    $            992       $         458      $         (2,658)
     Loss from Discontinued Operations  . . . . . . . . .                 ---                 ---                (2,265)
     Cumulative Effect of Change in Accounting
       Principle        . . . . . . . . . . . . . . . . .                 ---                 ---                   556
                                                             ----------------       -------------      ----------------
                                                             $            992       $         458      $         (4,367)
                                                             ================       =============      ================

Weighted average common shares outstanding  . . . . . . .           4,905,126           4,664,260             4,480,753
                                                             ----------------       -------------      ----------------

NET EARNINGS PER SHARE - PRIMARY
     Continuing Operations  . . . . . . . . . . . . . . .    $           0.19       $        0.10      $          (0.59)
     Loss from Discontinued Operations  . . . . . . . . .                 ---                 ---                 (0.51)
     Cumulative Effect of Change in Accounting
       Principle. . . . . . . . . . . . . . . . . . . . .                 ---                 ---                  0.13
                                                             ----------------       -------------      ----------------
                                                             $           0.19       $        0.10      $          (0.97)
                                                             ================       =============      ================

Common shares from above  . . . . . . . . . . . . . . . .           4,905,126           4,664,260             4,480,753
Assumed exercise of options (treasury stock
  method) . . . . . . . . . . . . . . . . . . . . . . . .             293,637             129,453                   ---
                                                             ----------------       -------------      ----------------
                                                                    5,198,763           4,793,713             4,480,753
                                                             ================       =============      ================

NET EARNINGS PER SHARE - FULLY DILUTED
     Continuing Operations  . . . . . . . . . . . . . . .    $           0.19       $        0.09      $          (0.59)
     Loss from Discontinued Operations  . . . . . . . . .                 ---                 ---                 (0.51)
     Cumulative Effect of Change in Accounting
       Principle. . . . . . . . . . . . . . . . . . . . .                 ---                 ---                  0.13
                                                             ----------------       -------------      ----------------
                                                             $           0.19       $        0.09      $          (0.97)
                                                             ================       =============      ================

Common shares from above  . . . . . . . . . . . . . . . .           4,905,126           4,664,260             4,480,753
Assumed exercise of options (treasury stock method) . . .             342,597             169,586                   ---
                                                             ----------------       -------------      ----------------
                                                                    5,247,723           4,833,846             4,480,753
                                                             ================       =============      ================
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